Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-46062) of MBIA Inc. 401(k) Plan of our report dated June 25, 2004, relating to the financial statements and schedules of the MBIA Inc. 401(k) Plan, which appears in this Form 11-K.

/s/    PricewaterhouseCoopers LLP

New York, NY

July 6, 2004